Exhibit 5.1

November 27, 2020

Advaxis, Inc.

305 College Road East

Princeton, New Jersey 08540

Re:	Advaxis, Inc., Registration Statement on Form S-3 (File No. 333-226988)

Ladies and Gentlemen:

We have acted as counsel for Advaxis, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of (a) 26,666,666 shares (the “Firm Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 13,333,333 shares of Common Stock (such shares issuable upon exercise of the Warrants, the “Warrant Shares”), and (b) an additional 3,999,999 shares of its Common Stock (the “Option Shares”) and warrants (the “Option Warrants”) to purchase up to 1,999,999 shares of Common Stock (such shares issuable upon exercise of the Option Warrants, the “Option Warrant Shares” and, together with the Warrant Shares, Firm Shares and the Option Shares, the “Offered Shares”), pursuant to the Underwriting Agreement dated November 24, 2020, by and between the Company and A.G.P./Alliance Global Partners, as underwriter (the “Underwriting Agreement”).

In connection with this opinion letter, we have examined the Company’s registration statement on Form S-3 (Registration No. 333-226988) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective on August 30, 2018, the Prospectus Supplement, dated November 24, 2020 (the “Prospectus Supplement”) and the accompanying base prospectus dated August 30, 2018 (together with the Prospectus Supplement, the “Prospectus”), the form of the Warrants and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended, the Amended and Restated Bylaws of the Company, the Underwriting Agreement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Firm Shares and Option Shares, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus and the Underwriting Agreement will be validly issued, fully paid and non-assessable; (ii) when the Warrants and Option Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, such Warrants and Option Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Warrant Shares and Option Warrant Shares, when issued and delivered by the Company upon exercise and payment of the exercise price of the Warrants or Option Warrants, as the case may be, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Our opinion is limited solely to the Delaware General Corporation Law without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP